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                                   Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS

                                       of

                        DATA CONVERSION LABORATORY, INC.

                                    ARTICLE I

                                     OFFICES

         Section 1. Principal Office - The principal office of the Corporation shall be located in the County of Queens as set forth in Article Fourth of its Certificate of Incorporation or such other location, within or outside the State of New York, as the Board of Directors may from time to time determine.

         Section 2. Additional Offices - The Corporation may have such additional offices at such other place within or outside the State of New York as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                              SHAREHOLDERS' MEETING

         Section 1. Annual Meeting - An annual meeting of shareholders shall be held each year on such date and at such time and place (either within or without the State of New York) as shall be fixed by the Board of Directors and specified in the notice of meeting for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

         Section 2. Special Meeting - A special meeting of shareholders may be called at any time by the President, the Chief Executive Officer, the Chairman, or by a majority of the Board of Directors then in office. Special meetings shall be held at such time and place (either within or without the State of New
York) as shall be specified in the notice thereof. Business transacted at any special meeting of shareholders shall be confined to the purposes set forth in the notice thereof.

         Section 3. Notice of Meetings - Written notice of the time, place and purpose of every meeting of shareholders (and, if other than an annual meeting, indicating the person or persons at whose discretion the meeting is being convoked), shall be given by the President, a Vice President or by the Secretary to each shareholder of record entitled to vote at such meeting and to each shareholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten nor more than sixty days prior to the date set for the meeting, by any means permitted under the New York Business Corporation Law. The record date for determining the shareholders entitled to such notice shall be determined by the Board of Directors in accordance with Section 6 of ARTICLE SIXTH of these Bylaws.

         If the directors shall adopt, amend or repeal a bylaw regulating an impending election of directors, the notice of the next meeting of shareholders for the election of directors shall set forth the bylaw so adopted, amended or repealed together with a concise statement of the changes made as required by
Section 601(b) of the Business Corporation Law. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice of meeting shall include a statement to such effect.

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         A written or electronic waiver of notice signed or, if electronic, authorized by the person or persons entitled to such notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a shareholder at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such shareholder.

         All notice given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

         Section 4. Quorum - Except as otherwise provided by statute or the Certificate of Incorporation, the holders of such number of shares of stock representing a majority of the votes represented by all shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders for the transaction of business. If, however, a quorum shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any shareholders.

         Section 5. Voting - If a quorum is present, the affirmative vote of such number of shares of stock representing a majority of the votes of all shares of stock represented at the meeting shall be the act of the shareholders, unless the vote of a greater or lesser number of shares of stock is required by law or the Certificate of Incorporation.

         Section 6. Proxies - Every shareholder entitled to vote at any meeting on the date fixed as the record date for said meeting may vote in person or by proxy. Every proxy must be signed by the shareholder entitled to vote or by his duly authorized attorney-in-fact and shall be valid only if filed with the Secretary of the Corporation or with the Secretary of the meeting prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by Section 609 of the Business Corporation Law. Unless the proxy by its terms provides for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the shareholder who executed such proxy and the revocation is filed with the Secretary of the Corporation or with the Secretary of the Meeting prior to the voting of the proxy.

         Section 7. List of Shareholders - A list of shareholders as of the record date, certified by the Secretary of the Corporation or by a transfer agent appointed by the Board of Directors shall be prepared for every meeting of shareholders and shall be produced by the Secretary or some other officer of the Corporation thereat.

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         Section 8. Inspectors at Meetings - In advance of any shareholders'
meeting, the Board of Directors may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties as set forth in Section 611 of the Business Corporation Law, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

         Section 9. Conduct of Meeting - All meetings of shareholders shall be presided over by the President, or if he is not present, by a Vice President, or if neither the President nor any Vice President is present, by a chairman thereby chosen by the shareholders at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor the Assistant Secretary is present, the chairman of the meeting shall appoint any person present to act as secretary of the meeting.

         Section 10. Shareholders Action Without Meeting - Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Function and Definition - The business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors who may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 2. Number and Qualification - The number of directors constituting the entire Board shall be not less than one nor more than fifteen, as may be fixed by resolution of the Board of Directors or by the shareholders entitled to vote for the election of directors, provided that any such action of the Board shall require the vote of a majority of the entire Board then in effect. The phrase "entire Board" as used herein means the total number of directors that the Corporation would have if there were no vacancies. The term of any incumbent director shall not be shortened by any action by the Board of Directors or by the shareholders, fixing the number of directors.

         Each director shall be at least twenty-one years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of New York.

         Section 3. Election Term and Vacancies - Except as otherwise provided in this Section, all directors shall be elected at the annual meeting of shareholders and all directors who are so elected or who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

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         In the interim between annual meetings of shareholders, newly-created directorships resulting from an increase in the number of directors or from vacancies occurring in the Board may be filled by the vote of a majority of the directors, then remaining in office, although less than a quorum may exist.

         Section 4. Removal - A director may be removed from office only for cause by the affirmative vote of holders of at least a majority of the authorized and issued shares of the capital stock of the Corporation.

         Section 5. Meetings - The annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before the meeting, shall be held, without notice, immediately following the annual meeting of shareholders, at the same place at which such shareholders' meeting is held.

         Regular meetings of the Board of Directors shall be held at such time and place, within or outside the State of New York, as may be fixed by resolution of the Board.

         Special meetings of the Board of Directors may be called by the President, by the Chairman of the Board or by the President upon the written request of a majority of the directors then in office.

         Section 6. Notice of Meetings - No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice including by fax or electronically, of the time and place, shall be given for special meetings no later than three (3) hours prior to the meeting. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         Section 7. Conduct of Meetings - The Chairman of the Board, if present, shall preside at all meetings of directors. At all meetings at which the Chairman of the Board is not present, the President, if a director, shall preside. At all meetings at which neither the Chairman of the Board nor the President are present, any other director chosen by the Board shall preside.

         Section 8. Quorum, Adjournment, Voting - Except as otherwise provided by the Certificate of Incorporation, a majority of the entire Board shall be requisite and shall constitute a quorum at all meetings of the Board of Directors for the transaction of business. Where a vacancy or vacancies prevents such majority, a majority of the directors then in office shall constitute a quorum.


         A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place without further notice other than an announcement at the meeting.


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         Except as otherwise provided by the Certificate of Incorporation, when a quorum is present at any meeting, a majority of the directors present shall decide any questions brought before such meeting and the act of such majority shall be the act of the Board.

         Section 9. Action Without Meeting - Any action required or permitted to be taken by the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

         Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

         Section 10. Compensation of Directors - Directors may receive a fixed sum and expenses of attendance for attendance at any meeting of the Board of Directors or of any committee thereof and/or such other compensation as the Board of Directors, from time to time, determines. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

         Section 11. Committees - The Board of Directors, by resolution of a majority of the entire Board, may designate from among its members one or more committees, each consisting of one or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board except that no such committee shall have authority as to any of the following matters:

         (a) the submission to shareholders of any action as to which shareholders' authorization or approval is required by statute, the Certificate of Incorporation or by these Bylaws;

         (b) the filing of vacancies in the Board of Directors or in any committee thereof;

         (c) the fixing of compensation of the directors for serving on the Board or on any committee thereof;

         (d) the amendment or repeal of these Bylaws or the adoption of new Bylaws; and

         (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

         The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

         Each such committee shall serve at the pleasure of the Board. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting of the Board next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of a third party shall be affected in any such revision or alteration.



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                                   ARTICLE IV

                                    OFFICERS

         Section 1. Executive Officers - The officers of the Corporation shall include a President, one or more Vice Presidents, a Treasurer and a Secretary and such Assistant Treasurers and Assistant Secretaries and other officers as the Board of Directors may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary, unless all of the issued and outstanding shares of capital stock of the Corporation are owned by one person, in which event such person may hold all or any combination of offices.

         Section 2. Election - The Executive Officers shall be appointed by the Board of Directors and shall hold office until removed in accordance with
Section 3 of this Article IV.

         Section 3. Removal - Any officer may be removed from office by the Board at any time with or without cause subject to his or her employment agreement with the Corporation, if such exists.

         Section 4. Delegation of Powers - The Board of Directors may from time to time delegate the power or duties of any officer of the Corporation, in the event of his absence or failure to act otherwise, to any other officer or director or person whom they may select.

         Section 5. Compensation - The compensation of each officer shall be such as the Board of Directors may from time to time determine.

         Section 6. Chief Executive Officer - The Board of Directors shall designate the President as the Chief Executive Officer of the Corporation who shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board.

         Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, or in the event of his inability to act, any other officer designated by the Board, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

         Section 7. President - The President, if not designated as Chief Executive Officer, shall have such duties as the Board may prescribe.

         Section 8. Vice President - A Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. In the absence or inability of the President to perform his duties or exercise his powers, the Vice President or, if there be more than one, a Vice President designated by the Board, shall exercise the powers and perform the duties of the President subject to the direction of the Board of Directors.

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         Section 9. Secretary - The Secretary shall keep the minutes of all meetings and record all votes of shareholders, the Board of Directors and committees in a book to be kept for that purpose. He shall give or cause to be given any required notice of meetings of shareholders, the Board of Directors or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Board, the list of shareholders required by
Article II, Section 7 thereof. He shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of Secretary subject to the direction of the Board of Directors.

         Section 10. Treasurer - Subject to the direction of the Board of Directors, the Treasurer shall have charge of the general supervision of the funds and securities of the Corporation and the books of account of the Corporation and shall exercise the powers and perform the duties incident to the office of the Treasurer. If required by the Board of Directors, he shall give to the Corporation a bond in such sum and with such sureties as may be satisfactory to the Board of Directors for the faithful discharge of his duties.

         Section 11. Other Officers - All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Board of Directors.

                                    ARTICLE V

                                  RESIGNATIONS

         Any director or officer of the Corporation or any member of any committee of the Board of Directors of the Corporation, may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignation shall have been accepted.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

         Section 1. Form of Certificates - Each shareholder shall be entitled to a certificate or certificates in such form as prescribed by the Business Corporation Law and by any other applicable statutes, which Certificate shall represent and certify the number, kind and class of shares owned by him in the Corporation. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each Certificate has been issued together with the number of shares represented thereby and the date of issuance shall be entered in the stock book of the Corporation by the Secretary or by the transfer agent of the Corporation. Each certificate shall be signed by the President or a Vice President and countersigned by the Secretary or Assistant Secretary and shall be sealed with the Corporate Seal or a facsimile thereof. The signature of the officers upon a certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before the certificate is issued, such certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

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         Section 2. Consideration - A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid to the Corporation, except if otherwise permitted by Section 504 of the Business Corporation Law.

         Section 3. Lost Certificates - The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, mutilated, stolen or destroyed, upon the making of an affidavit of that fact by the person so claiming and upon delivery to the Corporation, if the Board of Directors shall so require, of a bond in such form and with such surety or sureties as the Board may direct, sufficient in amount to indemnify the Corporation and its transfer agent against any claim which may be made against it or them on account of the alleged loss, destruction, theft or mutilation of any such certificate or the issuance of any such new certificate.

         Section 4. Fractional Share Interests - The Corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law; or it may pay in cash the fair market value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

         Section 5. Share Transfers - Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the Corporation shall be made only on the share record of the Corporation by the registered holder thereof, or by his duly authorized attorney, upon the surrender of the certificate or certificates for such shares properly endorsed with payment of all taxes thereon.

         Section 6. Record Date for Shareholders - For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

         Section 7. Shareholders of Record - The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

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                                   ARTICLE VII

                                    DIVIDENDS

         Section 1. General - Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation's bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation.

         Section 2. Reserves - Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                     NOTICES

         Section 1. Statutory Notices - The Board of Directors may appoint the Treasurer or any other officer of the Corporation to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or statement which may be required by Sections 510, 511, 515, 516, 517, 519 and 520 of the Business Corporation Law or by any other applicable statute.

         Section 2. Waiver - Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the Certificate of Incorporation or these By Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, or electronically authorized by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change from time to time, by the Board of Directors.

                                    ARTICLE X

                                 CORPORATE SEAL

         The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "New York" and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The Corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said Corporate seal.



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                                   ARTICLE XI

                                BOOKS AND RECORDS

         Section 1. Books of Account - There shall be maintained at the principal office of the Corporation books of account of all the Corporation's business and transactions.

         Section 2. Checks - All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Stock Ledger - There shall be maintained at the principal office of the corporation or at the office of the Corporation's transfer agent a record containing the names and addresses of all shareholders, the number and class of shares held by such and the dates when they respectively became the owners of record thereof.

                                   ARTICLE XII

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

         Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, then is or was a director, officer, employee or agent of the Corporation, or then serves or has served any other corporation in any capacity at the request of the Corporation, shall be indemnified by the Corporation against reasonable expenses, judgments, fines and amounts actually and necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal therein, to the fullest extent permissible by the laws of the State of New York. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

                                  ARTICLE XIII

                                   AMENDMENTS

         These bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended or repealed, together with precise statement of the changes made. Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders.




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